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Exhibit 1.01

Execution Copy

Huntsman Corporation

60,227, 274 Shares(1)
Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
February 10, 2005

Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
as Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        Huntsman Corporation, a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 55,681,819 shares of Common Stock, $0.01 par value ("Common Stock"), of the Company and HMP Equity Trust, a trust organized under the laws of Delaware (the "Selling Stockholder"), proposes to sell to the several Underwriters 4,545,455 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholder collectively being hereinafter called the "Underwritten Securities"). The Selling Stockholder also proposes to grant to the Underwriters an option to purchase up to 9,034,091 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

        The Company also proposes offer concurrently with the offering of the Securities, pursuant to a separate underwriting agreement to be entered into by the Company and the Underwriters, 5,000,000 shares of mandatory convertible preferred stock, par value $.01 per share ("Preferred Stock"), and to grant to the Underwriters an option to purchase up to 750,000 additional shares of Preferred Stock to cover over-allotments.

(1)
Plus an option to purchase from the Selling Stockholder up to 9,034,091 additional Securities to cover over-allotments.

        Prior to the completion of this offering and the concurrent offering of Preferred Stock, the Company and the Selling Stockholder will complete a series of reorganization transactions whereby the Company will become the parent and sole equity owner (directly or indirectly) of Huntsman Holdings, LLC ("Huntsman Holdings") and the direct or indirect sole equity owner of all the Scheduled Subsidiaries (as defined herein), except as described in the Prospectus (the "Reorganization Transactions"). The Reorganization Transactions will include the following transactions: (a) a wholly owned subsidiary of the Company will merge with and into Huntsman Holdings Preferred Member, LLC (HH Preferred Member"), whereby the former members of HH Preferred Member will receive Common Stock in exchange for their membership interests of HH Preferred Member; (b) a wholly owned subsidiary of the Company will merge with and into Huntsman Holdings, whereby the former members of Huntsman Holdings, other than HH Preferred Member, will receive Common Stock in exchange for their membership interests of Huntsman Holdings and HH Preferred Member will continue to hold its preferred interest in Huntsman Holdings; (c) MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners (Bermuda) L.P., MatlinPatterson Global Opportunities Partners B, L.P. and Huntsman Family Holdings Company LLC will cause the contribution of any Common Stock received by any of them as a result of (a) and/or (b), above, to the Selling Stockholder, and (d) Consolidated Press (Finance) Limited will exchange its equity interests in the subsidiaries (as defined herein) for Common Stock. A list of agreements pursuant to which the Reorganization Transactions will be completed is set forth on Schedule II hereto (collectively, the "Reorganization Agreements").

        The Company and the Underwriters agree that up to 3,011,364 shares of the Securities (the "Reserved Securities") to be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") shall be reserved for sale by Merrill Lynch, to certain eligible employees and persons having business relationships with the Company (the "Invitees"), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

        1.    Representations and Warranties.

        (i)    The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a)   The Company has prepared and filed with the Commission a registration statement (file number 333-120749) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b)   On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto, including any prospectus wrapper relating to the offering and sale of Reserved Securities) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c)   The Company, Huntsman Holdings and each entity of which the Company owns or will own upon consummation of the Reorganization Transactions, directly or indirectly, greater than 25% of the outstanding equity interests (each, a "subsidiary" and collectively, the "subsidiaries") has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such concept exists) with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company, or other business entity, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except, where the failure to be in good standing or so qualified as a foreign corporation or limited liability company, or other business entity, would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, Huntsman Holdings and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto) (a "Material Adverse Effect").

          (d)   All the outstanding membership interests, shares of capital stock or other ownership interests, as the case may be, of Huntsman Holdings and each of the significant subsidiaries of Huntsman Holdings as defined by Rule 1-02 of Regulation S-X (the "Significant Subsidiaries") have been duly and validly authorized and issued and are fully paid and nonassessable (except, with respect to any Significant Subsidiary that is a limited liability company or partnership, (i) that a member or partner may be obligated to make contributions to the Company or such Significant Subsidiary that such member or partner has agreed to make, (ii) that a member may be obligated to repay funds wrongfully distributed to it or (iii) as otherwise provided by the limited liability company agreement or partnership agreement for such limited liability company or partnership), and, except as otherwise set forth in the Prospectus, all the outstanding membership interests, shares of capital stock or other ownership interests, as the case may be, of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (e)   the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the shares of Common Stock that will be outstanding upon consummation of the Reorganization Transactions (including the Securities being sold hereunder by the Selling Stockholder) have been duly and validly authorized by the Company and when issued upon consummation of the Reorganization Transactions will be fully paid and nonassessable; the Securities have been duly and validly authorized by the Company, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; and the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of shares of capital stock of the Company that will be outstanding upon consummation of the Reorganization Transactions will not be entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding or will be outstanding upon consummation of the Reorganization Transactions.

          (f)    Each of the Reorganization Agreements has been duly and validly authorized, executed and delivered by the Company and Huntsman Holdings, to the extent it is party to such agreements, and constitute legally binding and valid obligations of the Company and Huntsman Holdings, to the extent it is party to such agreements, enforceable in accordance with its terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (whether arising under a proceeding at law or in equity).

          (g)   The Company has delivered to the Representatives a true and correct copy of each of the executed Reorganization Agreements together with all related agreements and all schedules and exhibits thereto. There have been no material amendments, alterations, modifications or waivers of any of the provisions of any of the Reorganization Agreements since their date of execution; and there exists no event or condition that would constitute a default or an event of default (in each case as contemplated by each of the Reorganization Agreements) under any of the Reorganization Agreements that could adversely affect the ability of the Company or Huntsman Holdings to consummate the offer and sale of the Securities or any of the Reorganization Transactions. Other than the Reorganization Agreements listed on Schedule II hereto, there are no agreements that have been or shall be entered into by the Company, Huntsman Holdings or any subsidiary in order to effect the Reorganization Transactions.

          (h)   There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

          (i)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (j)    No consent, approval, authorization, filing with or order of any court or governmental agency or body or regulatory authority is required in connection with the purchase and distribution of the Securities by the Underwriters or the consummation of any of the Reorganization Transactions in the manner contemplated herein and in the Prospectus, except such as have been obtained or as may be required under the Act or state or foreign securities laws or the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

          (k)   Neither the issue and sale of the Securities, the consummation of any of the Reorganization Transactions nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Huntsman Holdings or any subsidiary pursuant to, (i) the charter or by-laws (or similar organizational documents) of the Company, Huntsman Holdings or any subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, Huntsman Holdings or any subsidiary is a party or bound or to which its or their property is subject, (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, Huntsman Holdings or any subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, Huntsman Holdings or any subsidiary or any of its or their properties or (iv) any Reorganization Agreement, except, in the case of clause (ii) or (iii) above, where any such conflict, breach, violation, lien, charge or encumbrance would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (l)    Other than the Securities being sold by the Selling Stockholder, upon consummation of the Reorganization Transactions no holders of securities of the Company will have rights to the registration of such securities under the Registration Statement.

          (m)  The balance sheet of the Company included in the Prospectus and the Registration Statement presents fairly in all material respects the financial condition of the Company as of October 31, 2004, complies as to form with the applicable accounting requirements of the Act and has been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The consolidated historical financial statements and schedules of Huntsman Holdings and its consolidated subsidiaries, Huntsman Advanced Materials LLC and its consolidated subsidiaries, Huntsman International Holdings LLC and its consolidated subsidiaries, and the unaudited historical financial statements and schedules of Huntsman International Holdings LLC and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of such entities as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Historical Financial Data" in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The range of estimated revenues, operating income, depreciation and amortization, restructuring charges and loss on early extinguishment of debt for the three months ended December 31, 2004 included in the prospectus (collectively, the "Q-4 Estimates") are based on the Huntsman Holdings' preliminary unaudited financial data for the three month period ended December 31, 2004 (the "Q-4 Preliminary Summary Financial Data"). The Q-4 Estimates are based on reasonable assumptions (in the making of which the Company and Huntsman Holding considered seasonality and other factors that affected Huntsman Holdings' results for the three month periods ending December 31, 2002 and 2003), as well as reasonable assumptions with respect to year end and audit adjustments expected to be recorded in connection with the preparation of Huntsman Holdings' audited financial statements for the year ended December 31, 2004. The Q-4 Preliminary Summary Financial Data provided to the underwriters and forming a basis for the Q-4 Estimates present fairly in all material respects Huntsman Holdings' consolidated summary financial data so presented in conformity with GAAP applied on a consistent basis throughout the periods involved and with Huntsman Holdings' audited financial statements included in the Prospectus, subject to normal year end and audit adjustments.

          (n)   No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Huntsman Holdings or any subsidiary or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or any Reorganization Agreement or the consummation of any of the transactions contemplated hereby, including the Reorganization Transactions, or (ii) would reasonably be expected to have a Material Adverse Effect.

          (o)   The Company, Huntsman Holdings and each subsidiary owns, leases, licenses or has other rights to use all such properties as are necessary to the conduct of its operations as presently conducted in all material respects.

          (p)   Neither the Company, Huntsman Holdings nor any subsidiary is in violation or default of (i) any provision of its charter or by-laws (or similar organizational documents), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except where any such violation or default would not, singularly or in the aggregate, have a Material Adverse Effect, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, Huntsman Holdings or such subsidiary or any of its properties, as applicable, except where any such violation or default would not, singularly or in the aggregate, have a Material Adverse Effect.

          (q)   Deloitte & Touche LLP, who have certified certain financial statements, including those of the Company and Huntsman Holdings and its consolidated subsidiaries, and delivered their reports with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (r)   There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or any Reorganization Agreement or the issuance by the

  Company or sale by the Company of the Securities or the consummation of any of the Reorganization Transactions.

          (s)   The Company and Huntsman Holdings have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and have paid all taxes required to be paid by the Company or Huntsman Holdings, as the case may be, and any other assessment, fine or penalty levied against the Company or Huntsman Holdings, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

          (t)    No labor problem or dispute with the employees of the Company, Huntsman Holdings or any of the subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Company, Huntsman Holdings or any subsidiary, that would have a Material Adverse Effect.

          (u)   The Company, Huntsman Holdings and each subsidiary have good and marketable title to all real property owned by the Company, Huntsman Holdings and such subsidiary, as the case may be, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Huntsman Holdings or any subsidiary; and all the leases and subleases material to the business of the Company, Huntsman Holdings and each subsidiary, considered as one enterprise, and under which the Company, Huntsman Holdings or any subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company, Huntsman Holdings nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, Huntsman Holdings or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, Huntsman Holdings or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (v)   Except as otherwise described in the Prospectus, the Company, Huntsman Holdings and each subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and neither the Company, Huntsman Holdings nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (w)  Except with respect to Environmental Laws (which are dealt with in clauses (z) and (aa) below, the Company, Huntsman Holdings and each subsidiary possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (collectively, "Permits"), except as would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company, Huntsman Holdings nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (x)   The Company, Huntsman Holdings and each subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y)   The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the offer, sale or resale of the Securities contemplated by this Agreement.

          (z)   Except as set forth in the Prospectus, or as would not, singularly or in the aggregate, have a Material Adverse Effect, or otherwise require disclosure in the Registration Statement, (i) none of the Company, Huntsman Holdings or any subsidiary is or has been in violation of any Environmental Laws (as defined below), including any Permits required under Environmental Laws; (ii) the Company is not aware of any circumstances, either past, present or that are reasonably foreseeable, that could reasonably be expected to lead to any such violation in the future; (iii) none of the Company, Huntsman Holdings or any subsidiary has received any written notice or other verifiable form of communication, whether from a governmental authority or otherwise, alleging any such violation; (iv) there is no pending or threatened claim, action, investigation or proceeding by any person or entity alleging potential liability of the Company, Huntsman Holdings or any subsidiary (or against any person or entity for whose acts or omissions the Company, Huntsman Holdings or any subsidiary is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resource or property damages, or personal injuries, attorney's fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern (as defined below) at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, "Environmental Claims"); and (v) the Company is not aware of any past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of any Environmental Claim. For purposes of this Agreement, "Environmental Laws" means all applicable federal, state, local or foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and "Materials of Environmental Concern" means any regulated toxic or hazardous substances, materials or wastes, or petroleum and petroleum products, or other substances that may have an adverse effect on human health or the environment.

          (aa) In the ordinary course of business, Huntsman Holdings periodically reviews the effect of Environmental Laws on the business, operations and properties of Huntsman Holdings and the subsidiaries, in the course of which, or as a result of which, Huntsman Holdings has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties). On the basis of such reviews, investigations and inquiries, the Company has reasonably concluded that, except as disclosed in the Prospectus, any costs and liabilities associated with such matters would not have a Material Adverse Effect, or otherwise require disclosure in the Registration Statement.

          (bb) Neither the Company, Huntsman Holdings nor any subsidiary has incurred any liability for any prohibited transaction (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any complete or partial withdrawal liability or other liability under Title IV of ERISA with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company, Huntsman Holdings or any subsidiary makes or within the preceding six years from the date hereof has made a contribution or had an obligation to make a contribution which liability would, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to such plans, the Company, Huntsman Holdings and the subsidiaries are in compliance in all material respects with all applicable provisions of ERISA, except such noncompliance which would not, singularly or in the aggregate, have a Material Adverse Effect. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), has been satisfied by each "pension plan" (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, Huntsman Holdings and/or one or more of its subsidiaries.

          (cc) Neither the Company, Huntsman Holdings or any subsidiary nor any of their respective directors, managers, or partners, as applicable, or officers, in their capacities as such, is in material breach or violation of any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (dd) Except as would not, singularly or in the aggregate, have a Material Adverse Effect, (i) neither the Company, Huntsman Holdings nor any subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, Huntsman Holdings or any subsidiary, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and (ii) the Company, Huntsman Holdings, the subsidiaries and, to the knowledge of the Company, Huntsman Holdings and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

        "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

          (ee) The operations of the Company, Huntsman Holdings and the subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Huntsman Holdings or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except as would not, singularly or in the aggregate, have a Material Adverse Effect.

          (ff)  Neither the Company, Huntsman Holdings nor any subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, Huntsman Holdings or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, except as would not, singularly or in the aggregate, have a Material Adverse Effect.

          (gg) The Company, Huntsman Holdings and the subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's and its subsidiaries' businesses as now conducted or as proposed in the Prospectus to be conducted upon consummation of the Reorganization Transactions, except where failure to own, possess, license or have other rights to use such Intellectual Property would not have a Material Adverse Effect. Except as set forth in the Prospectus under the caption "Business—Intellectual Property Rights,": (a) to the Company's best knowledge, there is no material infringement or other violation by third parties of any such Intellectual Property owned by the Company or any of its subsidiaries, and there is no pending or threatened action, suit, proceeding or claim by the Company or any of its subsidiaries asserting any such infringement or violation by others; and (b) there is no pending, or to the Company's best knowledge, threatened action, suit, proceeding or claim by others (i) challenging the validity or scope of any such Intellectual Property owned by the Company or any of its subsidiaries, or to the Company's best knowledge, any other such Intellectual Property, or the Company's or its subsidiaries' rights in, any such Intellectual Property or (ii) asserting that the Company or any of its subsidiaries is infringing or otherwise violating the Intellectual Property of any third party, and the Company and its subsidiaries are unaware of any facts which would form a reasonable basis for any of the foregoing, where, if such action, suit, proceeding or claim of infringement or violation were sustained would, singularly or in the aggregate, have a Material Adverse Effect.

          (hh) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not, and upon consummation of the Reorganization Transactions will not have any material lending or other relationship with any bank or lending affiliate of any of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Representatives except repayments of indebtedness that are reflected in the Registration Statement.

          Furthermore, the Company represents and warrants to the Underwriters that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Reserved Securities which are designated by the Company for sale to the Invitees, and that (ii) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any government, governmental instrumentality or court, other than such as have already been obtained, is necessary or required for the performance by the Company of its obligation hereunder under the securities laws and regulations of foreign jurisdictions in which the Reserved Securities are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Securities to any Invitee with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

        Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement on the Closing Date or any settlement date for the Option Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

         (ii)  The Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

          (a)   This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

          (b)   Each Reorganization Agreement to which the Selling Stockholder is a party has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and constitutes a valid and binding obligation of the Selling Stockholder, enforceable in accordance with its respective terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (whether arising under a proceeding at law or in equity).

          (c)   Upon consummation of the Reorganization Transactions, the Selling Stockholder will be the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York on the date hereof ("UCC")), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-502 of the UCC) may be asserted against such Underwriter with respect to such Securities.

          (d)   The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the offering, sale or resale of the Securities contemplated by this Agreement.

          (e)   No consent, approval, authorization or order of any court or governmental agency or body or regulatory authority is required for the consummation by the Selling Stockholder of the transactions contemplated herein or any of the Reorganization Transactions, except (i) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered, and (ii) except as set forth in (i), such as may have been obtained or as may be required under the Act, statute or foreign securities laws or the rules and regulations of the NASD and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

          (f)    Neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein, or any of the Reorganization Transactions, contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law applicable to the Selling Stockholder or the organizational and operational documents of the Selling Stockholder or the terms of any indenture or other agreement, including the Reorganization Agreements, or instrument to which the Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

          (g)   Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the NASD), any member firm of the NASD.

          (h)   The Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and no facts have come to the attention of the Selling Stockholder that have caused it to believe that the Registration Statement, as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the sale of Securities by the Selling Stockholder pursuant hereto is not prompted by any material non-public information concerning the Company, Huntsman Holdings or any subsidiary not required by law or any regulatory authority to be disclosed in the Prospectus or any supplement thereto.

          (i)    In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof, the Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b) of this Section.

        Any certificate signed by any officer of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement on the Closing Date or any settlement date for the Option Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

        2.    Purchase and Sale.    (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price of $21.965 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 9,034,091 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and the Selling Stockholder setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

        3.    Delivery and Payment.    Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on February 16, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholder or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date") at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, New York, New York 10036. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholder to or upon the order of the Company and the Selling Stockholder by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

        The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

        If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholder will deliver the Option Securities (at the expense of the Company) to the Representatives, at 10:00 AM, New York City time, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholder will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

        4.    Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

        5.    Agreements.

          (i)  The Company agrees with the several Underwriters that:

          (a)   The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the

  Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b)   The Company will use its best efforts to do and perform all things required to be done and performed by it under this Agreement, the Reorganization Agreements and any other related agreements prior to the Closing Date and to satisfy all conditions precedent on its part to the obligations of the Underwriters to purchase and accept delivery of the Securities. The Company will not amend in any material respect any Reorganization Agreement nor will the Company grant any material waiver of or release from any provision of any Reorganization Agreement on or prior to the Closing Date.

          (c)   If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (d)   As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (e)   The Company will furnish to the Representatives and counsel for the Underwriters a reasonable number of signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

          (f)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives have designated prior to the Closing Date and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (g)   The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the heading "Use of Proceeds."

          (h)   The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any controlled affiliate of the Company directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the shares of mandatory convertible preferred stock to be sold by the Company under a separate underwriting agreement to be entered into by and among the Company and the Underwriters in connection with the Company's concurrent offering of mandatory convertible preferred stock and the shares of Common Stock into which such shares of mandatory convertible preferred stock may be convertible from time to time, (C) the shares of Common Stock to be issued pursuant to the Reorganization Transactions, (D) any shares of Common Stock that are issued in respect of securities that, pursuant to their terms or pursuant to arrangements between the Company or its subsidiaries (giving effect to the Reorganization Transactions) and the holders thereof, are convertible into or exercisable or exchangeable for shares of Common Stock and that are not converted into or exercised or exchanged for Common Stock pursuant to the Reorganization Transactions on or prior to the Execution Time, (E) any shares of Common Stock issued or options to purchase Common Stock or other Common Stock-based awards granted pursuant to any stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (F) any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for such capital stock as payment of any part of the purchase price for the acquisition by the Company of a business or assets ("Acquisition Securities"); provided, that, (i) in the aggregate, such Acquisition Securities shall not exceed 10% of the outstanding capital stock of the Company immediately prior to such acquisition and (ii) the recipient of any such Acquisition Securities shall agree in writing to be bound by the terms of this Section 5(i)(g), and (G) the filing of any registration statement with the Commission (i) in compliance with the request of any person who has the right at the Execution Time, as disclosed in the Prospectus, to require the Company to file a registration statement with the Commission, (ii) on Form S-8 (or any successor form) with respect to any stock incentive plan, stock ownership plan or dividend reinvestment plan or (iii) on Form S-4 (or any successor form) solely with respect to Acquisition Securities. In the event that either (x) during the last 17 days of the 180-day period referred to above, the Company issues an earnings release or a press release announcing a significant event or (y) prior to the expiration of such 180-day period, the Company announces that it will release earnings results or issue a press release announcing a significant event during the 17-day period beginning on the last day of such 180-day period, (i) the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the date of the earnings release or the significant event press release and (ii) the Company shall provide written notice of such continuing restrictions to the Selling Stockholder and each person who executes a letter to the Representatives substantially in the form of Exhibit A hereto, in each case unless Citigroup Global Markets Inc. waives, in writing, such extension.

          (i)    The Company will not, without the prior written consent of Citigroup Global Markets Inc., release any holders of HMP Warrants (as defined in the Prospectus) who receive shares of Common Stock in the Reorganization Transactions from any of the provisions of any agreement by such persons to lock-up shares of Common Stock held by such persons.

          (j)    The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

          (k)   The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities contemplated by this Agreement.

          (l)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their obligations hereunder.

        Furthermore, the Company covenants with Merrill Lynch that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered to Invitees.

         (ii)  The Selling Stockholder agrees with the several Underwriters that:

          (a)   The Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities contemplated by this Agreement.

          (b)   The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any change in information in the Registration Statement or the Prospectus relating to the Selling Stockholder or (ii) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of the Selling Stockholder.

          (c)   The Selling Stockholder will use its best efforts to do and perform all things required to be done and performed by it under this Agreement, the Reorganization Agreements and any other related agreements prior to the Closing Date and to satisfy all conditions precedent on its part to the obligations of the Underwriters to purchase and accept delivery of the Securities. The Selling Stockholder will not amend in any material respect any Reorganization Agreement nor will the Selling Stockholder grant any waiver of or release from any material provision of any Reorganization Agreement on or prior to the Closing Date.

        6.    Conditions to the Obligations of the Underwriters.    The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

          (a)   If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b)   All the Reorganization Transactions, as contemplated by the Reorganization Agreements, shall have been consummated.

          (c)   Each of the Reorganization Agreements is in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provisions thereof since the date of this Agreement.

          (d)   The Company shall have delivered notice to the holders of the HMP Warrants, stating that such warrants shall be exchanged for Common Stock 30 days from the date of this Agreement and there shall have been no material amendments, alterations, modifications or waivers of any provisions of any agreement governing the terms of such exchange since the date of this Agreement.

          (e)   The Company shall have requested and caused Vinson & Elkins L.L.P., counsel for the Company, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

              (i)  the Company has been duly organized and the Company and each of the entities listed on Schedule III to this Agreement (the "Scheduled Subsidiaries") is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is organized (to the extent such concept exists) and is qualified as a foreign corporation to transact business in each jurisdiction set forth on Schedule IV hereto, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus;

             (ii)  all the outstanding membership interests, shares of capital stock or other ownership interests, as the case may be, of Huntsman Holdings and each Scheduled Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Scheduled Subsidiaries will be owned of record upon the consummation of the Reorganization Transactions by the Company either directly or through wholly owned subsidiaries;

            (iii)  the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholder) have been duly and validly authorized, and, when issued upon consummation of the Reorganization Transactions, will be fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized by the Company, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; and the holders of shares of capital stock or other ownership interests, as the case may be, of the Company that will be outstanding upon consummation of the Reorganization Transactions will not be entitled to preemptive or other rights under the Company's charter, by-laws, Applicable Laws or any Applicable Contract to subscribe for the Securities;

            (iv)  the statements made in the Prospectus under the heading "Material United States Federal Tax Consequences to Non-U.S. Holders of Common Stock," insofar as they purport to be summaries of United States federal income tax laws and regulations or legal conclusions with respect thereto relating to the purchase, ownership and disposition of the Common Stock by non-U.S. holders (as defined therein), constitute accurate summaries thereof in all material respects;

             (v)  the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Act;

            (vi)  this Agreement has been duly authorized, executed and delivered by the Company;

           (vii)  each of the Reorganization Agreements to which the Company is a party has been duly authorized, executed and delivered by the Company and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (whether arising under a proceeding at law or in equity);

          (viii)  the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

            (ix)  no Governmental Approval (as defined below), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution, delivery or performance by the Company of this Agreement or any Reorganization Agreement, including the issuance and sale of the Securities to the Underwriters (for purposes of such opinion, (i) "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws (as defined below), other than any consent, approval, license, authorization, validation, filing, qualification or registration (A) required under federal, state or foreign securities laws, (B) required under the rules and regulations of the NASD or (C) that may have become applicable as a result of the involvement of any party other than the Company in the transactions contemplated by this Agreement or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties, and (ii) "Governmental Authorities" means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws);

             (x)  the execution, delivery and performance by the Company of this Agreement and each of the Reorganization Agreements, including the issuance and sale of the Securities, and the consummation of any other of the transactions, including the Reorganization Transactions, herein contemplated and the fulfillment of the terms hereof will not (i) conflict with the certificate of incorporation or bylaws of the Company, (ii) assuming application of the proceeds of the sale of the Securities in the manner set forth in the Prospectus, constitute a violation of, or a breach or default under, the terms of any Applicable Contract, or (iii) violate or conflict with, or result in any contravention of, any Applicable Law (provided that such counsel need not express any opinion as to whether the execution, delivery or performance by the Company of this Agreement or any Reorganization Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries; for purposes of such opinion, (i) "Applicable Contracts" shall include the Reorganization Agreements and all agreements, contracts and instruments included as exhibits to the Registration Statement and (ii) "Applicable Laws" means the Delaware General Corporation Law (the "DGCL") and those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement or any Reorganization Agreement (other than the United States federal securities laws, state securities or blue sky laws, anti-fraud laws and the rules and regulations of the NASD), but without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation).

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and the representatives of and counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and that, although such counsel has not independently verified, is not passing on, does not assume responsibility for or express any opinion regarding (except as set forth in paragraphs (iv) above) the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, based on the participation described above in the course of acting as counsel to the Company, no facts have come to the attention of such counsel that have caused such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and accounting data included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and accounting data included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

          (f)    The Company shall have requested and caused Samuel D. Scruggs, Esq., Executive Vice President, General Counsel and secretary of the Company, to have furnished to the Representatives his letter dated the Closing Date and addressed to the Representatives, to the effect that:

              (i)  such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

             (ii)  to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Huntsman Holdings or any subsidiary or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Business—Environmental Regulations," and "Business—Legal Proceedings" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

          (g)   The Selling Stockholder shall have requested and caused Vinson & Elkins L.L.P., counsel for the Selling Stockholder, to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives, to the effect that:

              (i)  this Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

             (ii)  each of the Reorganization Agreements to which the Selling Stockholder is a party has been duly authorized, executed and delivered by the Selling Stockholder and constitute valid and binding obligations of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with their respective terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (whether arising under a proceeding at law or in equity);

            (iii)  upon consummations of the Reorganization Transactions, the Selling Stockholder will be the record owner of the Securities being sold by it hereunder and has full legal power to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by the Selling Stockholder hereunder;

            (iv)  upon the payment of the purchase price for the Securities to be purchased by the Underwriters from the Selling Stockholder pursuant to this Agreement and the indication by book entry by The Depository Trust Company ("DTC") that such Securities have been credited to the securities accounts of the Underwriters, (1) the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-501 of the UCC (as in effect in the State of New York on the Closing Date) in respect of such Offered Securities, and (2) an action based on an adverse claim to such Securities (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) may not be asserted against the Underwriters (provided that, in rendering the opinions expressed in this paragraph (iii), such counsel may assume, without any independent inquiry or investigation, that (A) none of the Underwriters, their agents, counsel or other representatives, DTC and Cede & Co. has notice of any adverse claim to the Securities or any security entitlement therein; (B) DTC is a clearing corporation (as defined in UCC Section 8-102(a)(5)); (C) Cede & Co. is acting as DTC's nominee and is not a securities intermediary; (D) each customer account maintained by each Underwriter is the subject of an agreement between DTC and such Underwriter providing, among other things, that such agreement is governed by the law of the State of New York and that the State of New York is DTC's "securities intermediary's jurisdiction" for purposes of Article 8 of the UCC; and (E) no rule adopted by DTC governing the rights and obligations of DTC and the Underwriters conflicts with the provisions of Part 1 or Part 5 of Article 8 of the UCC and is effective pursuant to UCC Section 8-111 as to the matters in this paragraph or the opinions of such counsel expressed in this paragraph (iii), and such counsel may also state that its opinion in this paragraph (iii) regarding adverse claims that may not be asserted against the Underwriters is given within the meaning of Section 8-502 of the UCC);

             (v)  no consent, approval, authorization or order of any court or Governmental Authority is required for the consummation by the Selling Stockholder of the transactions contemplated herein or any of the Reorganization Transactions, except such as may have been obtained under the Act, state or foreign securities laws or the rules and regulations of the NASD and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained; and

            (vi)  the execution and delivery by the Selling Stockholder of this Agreement and the Reorganization Agreements and the consummation by the Selling Stockholder of the transactions contemplated hereby, including the sale of the Securities to be sold by the Selling Stockholder and the Reorganization Transactions, will not (i) conflict with the certificate of formation or limited liability company agreement of the Selling Stockholder, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Selling Stockholder Contract, or (iii) violate or conflict with, or result in any contravention of, any Applicable Law (for purposes of such opinion, "Applicable Selling Stockholder Contracts" shall include the Reorganization Agreements and any other agreements known to such counsel after reasonable inquiry that are material to such Selling Stockholder and/or the transactions contemplated by this Agreement).

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholder and public officials.

          (h)   The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (i)    The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

              (i)  the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

             (ii)  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

            (iii)  since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, Huntsman Holdings and each subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto).

          (j)    The Selling Stockholder shall have furnished to the Representatives a certificate, signed by a trustee of the Selling Stockholder, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

          (k)   The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Annex B.

          (l)    J. Kimo Esplin, executive vice president and chief financial officer of the Company and L. Russell Healy, vice president and controller of the Company shall have furnished to the Representatives, certificates (the "CFO/Controller Certificates"), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives to the effect set forth in Annex C.

          (m)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (k) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, Huntsman Holdings and any subsidiary taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (n)   Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (o)   Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (p)   The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (q)   At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person listed on Schedule V hereto addressed to the Representatives.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 6 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, at Four Times Square, New York, New York, 10036, on the Closing Date.

        7.    Reimbursement of Underwriters' Expenses.    If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of the Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

        8.    Indemnification and Contribution.    (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; and provided further, that with respect to any untrue statement or omission of material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (v) the Company had previously furnished copies of the Prospectus to the Representatives, (w) delivery of the Prospectus was required by the Act to be made to such person, (x) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus, (y) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus and (z) such failure to send or give to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus caused such person any loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (b)   The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any

Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the indemnity to each Underwriter contained in subsection (a) above, but only with respect to written information relating to the Selling Stockholder furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.

        (c)   Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Stockholder, and each person, if any, who controls the Selling Stockholder within the meaning of the Act or the Exchange Act to the same extent as the indemnity to each Underwriter contained in subsection (a) above, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the third paragraph, (iii) the eighth paragraph, (iv) the eleventh paragraph and (v) the twelfth paragraph in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

        (d)   In connection with the offer and sale of the Reserved Securities, the Company agrees, to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of any jurisdiction where Reserved Securities have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offer and sale of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with any Preliminary Prospectus or the Prospectus not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement; or (iv) related to, arising out of or in connection with, the offer and sale of the Reserved Securities.

        (e)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c)above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), (c) or (d) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Merrill Lynch, the directors, officers, employees and agents of Merrill Lynch, and all persons, if any, who control Merrill Lynch within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising in connection with the Reserved Securities which are designated by the Company for sale to Invitees.

        (f)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, and the Selling Stockholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Stockholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholder, shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company on one hand and the Selling Stockholder on the other, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Stockholder, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).

        (g)   The liability of the Selling Stockholder under the Selling Stockholder representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 and otherwise with respect to this Agreement shall be limited to an amount equal to the initial public offering price of the Securities sold by the Selling Stockholder to the Underwriters. The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

        9.    Default by an Underwriter.    If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

        10.    Termination.    This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

        11.    Representations and Indemnities to Survive.    The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

        12.    Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets, Inc.; or, if sent to the Company, will be mailed, delivered or telefaxed to (801) 584-5788 and confirmed to it at 500 Huntsman Way, Salt Lake City, Utah 84108, attention of the Legal Department; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule VI hereto.

        13.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

        14.    Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        15.    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        16.    Headings.    The section headings used herein are for convenience only and shall not affect the construction hereof.

        17.    Definitions.    The terms which follow, when used in this Agreement, shall have the meanings indicated.

        "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

        "Commission" shall mean the Securities and Exchange Commission.

        "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

        "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

        "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

        "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

        "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

        "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

        "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours,
Huntsman Corporation
By:	/s/ SAMUEL D. SCRUGGS
Name: Samuel D. Scruggs Title: Executive Vice President, General Counsel & Secretary
HMP Equity Trust
By:	/s/ PETER R. HUNTSMAN
Name: Peter R. Huntsman Title: Administrative Trustee

        The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
By:	/s/ ROBERT S. JEFFRIES
Name: Title:
Credit Suisse First Boston LLC
By:	/s/ FARLEY BOLWELL
Name: Farley Bolwell Title: Managing Director
Deutsche Bank Securities Inc.
By:	/s/ TOM COLE
Name: Tom Cole Title: Managing Director
By:	/s/ JOHN ANOS
Name: John Anos Title: Managing Director
Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ PURNA R. SAGGURTI
Name: Purna R. Saggurti Title: Managing Director

        For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	13,709,227
Credit Suisse First Boston LLC	11,921,063
Deutsche Bank Securities Inc.	8,344, 746
Merrill Lynch, Pierce, Fenner & Smith Incorporated	13,709,227
J.P. Morgan Securities, Inc.	2,980,266
Lehman Brothers, Inc.	2,980,266
UBS Securities LLC	2,980,266
CIBC World Markets Corp.	1,490,133
Jeffries & Company, Inc.	596,053
Natexis Bleichroeder Inc.	298,029
WR Hambrecht & Co., LLC	298,029
Scotia Capital (USA) Inc.	298,029
Blaylock & Partners, L.P.	124,388
CMG Institutional Trading LLC	124,388
Samuel A. Ramierez & Co., Inc.	124,388
Muriel Siebert & Co., Inc.	124,388
The Williams Capital Group, L.P.	124,388
Total	60,227,274

        SCHEDULE II

Reorganization Agreements

        Merger Agreement between Huntsman Corporation, Huntsman Holdings Preferred Member LLC and Huntsman Holdings Preferred Member Merger Sub LLC, dated as of February 10, 2005

        Merger Agreement between Huntsman Corporation, Huntsman Holdings LLC and Huntsman Merger Sub LLC, dated as of February 10, 2005

        HMP Equity Trust Amended and Restated Trust Agreement, dated as of February 10, 2005, by and among Jon M. Huntsman, Peter R. Huntsman, David Matlin, Christopher Pechock, Deutsche Bank Trust Company Delaware, Huntsman Family Holdings Company LLC, MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda), L.P.

        Agreement to Exchange LLC Interests by and among Huntsman Holdings, LLC, Huntsman Corporation and Consolidated Press (Finance) Limited, dated as of February 10, 2005.

        Strategic Opportunities Agreement, by and among Huntsman Family Holdings Company LLC, MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners B, L.P., MatlinPatterson Global Opportunities Partners (Bermuda), L.P. and Huntsman Corporation, dated as of February 10, 2005.

SCHEDULE III

Scheduled Subsidiaries

Alta One Inc.
HMP Equity Holdings Corporation
Huntsman Advanced Materials Investment LLC
Huntsman Advanced Materials Holdings LLC
Huntsman Advanced Materials LLC
Huntsman Group Inc.
Huntsman Holdings, LLC
Huntsman Holdings Preferred Member, LLC
Huntsman International Holdings LLC
Huntsman International LLC
Huntsman LLC
Huntsman Specialty Chemicals Holdings Corp.
Huntsman Specialty Chemicals Corp.

        SCHEDULE IV

        Foreign Qualifications

Entity	Jurisdiction(s) of Foreign Qualification
Huntsman Corporation
Huntsman Holdings, LLC
Alta One Inc.
HMP Equity Holdings Corporation
Huntsman Advance Materials Holdings LLC
Huntsman Advanced Materials LLC
Huntsman Group Inc.
Huntsman Holdings Preferred Member, LLC
Huntsman International Holdings LLC	CA, MI, LA, VA, NJ
Huntsman International LLC	AL, CA, IL, LA, MI, NH, NJ, OR, TX, VA
Huntsman LLC	AL, AZ, FL, GA, ID, IL, IN, KY, MI, MD, MA, MN, MI, NC, NJ, ND, OH, PA, SD, TN, TX, VA, WA, WV
Huntsman Specialty Chemicals Holdings Corp.
Huntsman Specialty Chemicals Corp.

        SCHEDULE V

        Persons Signing Lock-up Letters

Directors:

Jon Huntsman
Peter Huntsman
David Matlin
Chris Pechock
Rich Michaelson

Executive Officers:

Peter Huntsman
Kimo Esplin
Sam Scruggs
Anthony Hankins
Paul Hulme
Tom Keenan
Kevin Ninow
Don Stanutz
Mike Kern
Brian Ridd
Russ Healy

Other Officers:

John Heskett
Sean Douglas
Kevin Hardman

Stockholders:

HMP Equity Trust
MatlinPatterson Global Opportunities Partners L.P.
MatlinPatterson Global Opportunities Partners (Bermuda) L.P.
MatlinPatterson Global Opportunities Partners B, L.P.
Huntsman Family Holdings Company LLC
Huntsman Holdings Preferred Member, LLC
Consolidated Press (Finance) Limited
David Parkin

Other:

Huntsman Holdings, LLC

        SCHEDULE VI

Selling Stockholder:	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
HMP Equity Trust c/o Office of the Chairman Huntsman Corporation 500 Huntsman Way Salt Lake City, Utah 84108 Attention: Jon M. Huntsman Facsimile: (801) 584-5782	4,545,455	9,034,091

ANNEX A

Form of Lock-up Agreement

Huntsman Corporation
Public Offering of Common Stock

February                  , 2005

Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
as Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Huntsman Corporation, a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the "IPO") of shares of common stock, $0.01 par value of the Company (the "Common Stock").

        In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, transfer or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (in each case, a "Disposition") with respect to, any shares of capital stock of or other equity interests in Huntsman Holdings LLC or the Company or, prior to the consummation of the Reorganization Transaction (as described in the Company's registration statement relating to the IPO), the capital stock of or other equity interests in any of their respective subsidiaries whose capital stock or other equity interests may be converted into or exercised or exchanged for capital stock of or other equity in the Company as part of such Reorganization Transaction (collectively "Huntsman Equity Securities"), whether now owned or acquired after the date of this letter, or any securities convertible into, or exercisable or exchangeable for Huntsman Equity Securities or securities issued or issuable upon or with respect to Huntsman Equity Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise (the "Lock-up Securities"), or publicly announce an intention to effect any such transaction, beginning on the date of this letter and ending on the 180th day after the date of the Underwriting Agreement (the "Initial Lock-up Period").

        Nothing contained herein shall be deemed to prohibit the exercise (including cashless exercise) by the undersigned of any warrant, option or right held by the undersigned, it being understood that this letter does apply to any Disposition of such warrant, option or right and any security issuable upon such exercise.

        The foregoing restrictions shall not apply to Dispositions of Lock-up Securities effected pursuant to (a) the Underwriting Agreement or (b) the exceptions listed below (provided that, with respect to clause (b), the conditions described in the following paragraph are met):

          (i)  any transfers of Lock-up Securities or any interest therein by the undersigned prior to the date of the Underwriting Agreement;

         (ii)  any transfers of Lock-up Securities or any interest therein by the undersigned in connection with the Reorganization Transaction;

        (iii)  sales of Lock-up Securities or any interest therein purchased by the undersigned on the open market following the date of the Underwriting Agreement;

        (iv)  transfers of Lock-up Securities or any interest therein by the undersigned to any family member, any trust established for the benefit of any such family member or any entity wholly owned by the undersigned or any combination of the undersigned and any of the foregoing;

         (v)  transfers of Lock-up Securities or any interest therein by the undersigned by gift or charitable contribution;

        (vi)  if the undersigned is a corporation, partnership, trust or other entity, distributions of Lock-up Securities or any interest therein by the undersigned to its stockholders, members, partners or other equity owners; and

       (vii)  the entry into a binding contract, the giving of instructions or the adoption of a written plan by the undersigned with respect to the Disposition of Lock-up Securities, in each case meeting the requirements of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, provided that such contract, instructions or plan does not permit any such Dispositions prior to the expiration of the Initial Lock-up Period and any extension thereof pursuant to the terms hereof.

        The exceptions described in the foregoing paragraph shall apply only if:

  (a)
  such Dispositions are not required to be reported as a disposition in any public report or filing with the Securities and Exchange Commission or otherwise and the undersigned does not otherwise voluntarily effect any such public filing or report regarding such Dispositions, and

  (b)
  the transferee agrees in writing to be bound to terms substantially similar to those included herein or is a person who has executed an agreement prior to such Disposition with terms substantially similar to those included herein, provided that, (x) the conditions described in both (a) and (b) shall not apply to clause (ii) above, (y) the condition described in (a) above shall not apply to clauses (iv), (v) and (vii) above and (z) the condition described in (b) shall not apply to clause (iii) above.

        In addition, in the event that either (x) during the last 17 days of the Initial Lock-up Period referred to above, the Company issues an earnings release or a press release announcing a significant event or (y) prior to the expiration of such Initial Lock-up Period, the Company announces that it will release earnings or issue a press release announcing a significant event during the 17-day period beginning on the last day of such Initial Lock-up Period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the date of the earnings release or the press release, unless Citigroup Global Markets Inc. waives, in writing, such extension.

        You hereby acknowledge and agree that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the Initial Lock-up Period, you will give notice thereof to Paul M. Wilson, the Securities Compliance Officer of the Company, at (801) 584-5776 and will not consummate such transaction or take any such action unless you have received written confirmation from the Company that the Initial Lock-up Period (as may have been extended pursuant to the previous paragraph) has expired.

        If for any reason (i) the Underwriting Agreement is not entered into prior to March 1, 2005 or (ii) if entered into, the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), then in either case this lock-up agreement shall terminate automatically.

Yours very truly,
Name: Address:

ANNEX B

Form of Letter from Deloitte & Touche LLC

ANNEX C

Form of CFO/Controller Certificate

        CHIEF FINANCIAL OFFICER/CONTROLLER CERTIFICATE
OF
HUNTSMAN CORPORATION

        The undersigned, J. Kimo Esplin, executive vice president and chief financial officer of Huntsman Corporation, a Delaware corporation (the "Company") and L. Russell Healy, vice president and controller of the Company, do hereby certify that:

            (i)  The Company has prepared each of the numbers (the "Financial Numbers") that are circled and ticked with the symbol X in the pages of the Prospectuses attached in Appendix I hereto and, as of the date hereof, each of the Financial Numbers matches or is accurately derived from the appropriate internal accounting and/or financial records of the Huntsman Holdings and its subsidiaries.

           (ii)  Each of the numbers and statements that are circled and ticked with the symbol Y in the pages of the Prospectuses attached in Appendix I hereto is accurately derived from, and is consistent with, appropriate internal records or management estimates of the Company, Huntsman Holdings and its subsidiaries or is based on publicly available information or other third-party information the Company believes to be reliable.

          (iii)  The Company has prepared the number that is circled and ticked with the symbol Z in the pages of the Prospectus attached in Appendix I hereto, and such number has been derived from amounts appearing in the schedule attached as Appendix II hereto (the "Foreign Exchange Expenses"). The Company has prepared the Foreign Exchange Expenses and the numbers comprising the Foreign Exchange Expenses match or are accurately derived from the appropriate internal accounting and/or financial records of Huntsman Holdings and its subsidiaries.

          (iv)  The Company has prepared the Q-4 Preliminary Summary Financial Data, attached as Appendix III to the CFO/Controller Certificate and, as of hereof, each of the numbers included in the Q-4 Preliminary Summary Financial Data matches or is accurately derived from the appropriate internal accounting and/or financial records of Huntsman Holdings and its subsidiaries, which are subject to normal year end and audit adjustments. The Q-4 Preliminary Summary Financial Data presents fairly in all material respects the Company's consolidated summary financial data so presented in conformity with GAAP applied on a consistent basis throughout the periods involved and with the audited financial statements included in the Prospectuses, subject to normal year end and audit adjustments.

           (v)  The Company has prepared Q-4 Estimates, attached as Appendix IV to the CFO/Controller Certificate. The Q-4 Estimates are based on reasonable assumptions (in the making of which we considered seasonality and other factors that affected Huntsman Holdings' results for the three month periods ending December 31, 2002 and 2003), as well as reasonable assumptions with respect to year end and audit adjustments expected to be recorded in connection with the preparation of the Company's audited financial statements for the year ended December 31, 2004.

[Signature Page Follows]

        IN WITNESS WHEREOF, I have hereunto signed my name this                  day of February, 2005.

By:

Name:	J. Kimo Esplin
Title:	Executive Vice President and Chief Financial Officer
By:

Name:	L. Russell Healy
Title:	Vice President and Controller

APPENDIX I

Circle-up of S-1 Numbers

APPENDIX II

Foreign Exchange Expenses

APPENDIX III

Q-4 Preliminary Summary Financial Data

APPENDIX IV

Q-4 Estimates

QuickLinks

  Exhibit 1.01